                         ALTERNATIVE LOAN TRUST 2006-HY3

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                           $249,703,100 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS
                             DATED FEBRUARY 22, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HY3
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus:

              INITIAL CLASS                                     INITIAL CLASS
               CERTIFICATE                                       CERTIFICATE
                 BALANCE      PASS-THROUGH RATE                    BALANCE      PASS-THROUGH RATE)
              -------------   -----------------                 -------------   ------------------
Class 1-A-1    $75,019,000         Variable       Class 3-A-2     $4,581,000         Variable
Class 1-A-2    $15,664,000         Variable       Class A-R       $      100         Variable
Class 2-A-1    $81,109,000         Variable       Class M         $8,663,000         Variable
Class 2-A-2    $16,936,000         Variable       Class B-1       $3,822,000         Variable
Class 3-A-1    $41,234,000         Variable       Class B-2       $2,675,000         Variable

ISSUING ENTITY

Alternative Loan Trust 2006-HY3, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of February 1, 2006 and the origination date for that mortgage loan (referred to as the "CUT-OFF date").

CLOSING DATE

On or about February 27, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist of 30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $254,799,399 as of February 1, 2006. The mortgage pool will be divided into three separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan is adjustable based on a specified index after a specified period after origination during which the mortgage rate is fixed. The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

 LOAN   AGGREGATE PRINCIPAL     FIXED RATE
GROUP         BALANCE         PERIOD (MONTHS)
-----   -------------------   ---------------
  1         $ 98,514,866             60
  2         $106,512,773             84
  3         $ 49,771,760            120

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance        $98,514,866
Geographic Concentrations in excess
   of 10%:
   California                                   47.72%
   Florida                                      11.13%
Weighted Average Original LTV Ratio             75.48%

Weighted Average Mortgage Rate                  6.684%
Range of Mortgage Rates               4.750% to 8.250%
Average Current Principal Balance             $593,463
Range of Current Principal Balances        $420,000 to
                                            $1,544,874
Weighted Average Remaining Term to
   Maturity                                 360 months
Weighted Average FICO Credit Score                 709
Weighted Average Gross Margin                   2.257%
Weighted Average Maximum Mortgage
   Rate                                        11.684%
Weighted Average Minimum Mortgage
   Rate                                         2.257%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance       $106,512,773
Geographic Concentrations in excess
   of 10%:
   California                                   56.75%
Weighted Average Original LTV Ratio             73.89%
Weighted Average Mortgage Rate                  6.779%
Range of Mortgage Rates                      5.625% to
                                                8.000%
Average Current Principal Balance             $641,643
Range of Current Principal Balances        $420,000 to
                                            $2,000,000
Weighted Average Remaining Term to
   Maturity                                 360 months
Weighted Average FICO Credit Score                 705
Weighted Average Gross Margin                   2.250%
Weighted Average Maximum Mortgage
   Rate                                        11.779%
Weighted Average Minimum Mortgage
   Rate                                         2.250%

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance         $49,771,760
Geographic Concentrations in excess
   of 10%:
   California                                   64.55%
   Florida                                      11.58%
Weighted Average Original LTV Ratio             72.44%
Weighted Average Mortgage Rate                  6.520%
Range of Mortgage Rates                      5.125% to
                                                8.000%
Average Current Principal Balance             $691,274
Range of Current Principal Balances        $420,000 to
                                            $2,800,000
Weighted Average Remaining Term to
   Maturity                                 359 months
Weighted Average FICO Credit Score                 688
Weighted Average Gross Margin                   2.270%
Weighted Average Maximum Mortgage
   Rate                                        11.520%
Weighted Average Minimum Mortgage
   Rate                                         2.270%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue sixteen classes of certificates, ten of which are offered by this free writing prospectus:

                            INITIAL                                                   INITIAL       INITIAL
                       CLASS CERTIFICATE                                               RATING       RATING
        CLASS             BALANCE (1)                        TYPE                    (S&P) (2)   (MOODY'S) (2)
        -----          -----------------   ---------------------------------------   ---------   -------------
OFFERED CERTIFICATES

Class 1-A-1               $75,019,000           Senior/Variable Pass-Through            AAA           Aaa
                                                      Rate/Super Senior
Class 1-A-2               $15,664,000           Senior/Variable Pass-Through            AAA           Aaa
                                                        Rate/Support
Class 2-A-1               $81,109,000          Senior/Variable Pass-Through             AAA           Aaa
                                                      Rate/Super Senior
Class 2-A-2               $16,936,000           Senior/Variable Pass-Through            AAA           Aaa
                                                        Rate/Support
Class 3-A-1               $41,234,000           Senior/Variable Pass-Through            AAA           Aaa
                                                      Rate/Super Senior
Class 3-A-2               $ 4,581,000           Senior/Variable Pass-Through            AAA           Aaa
                                                        Rate/Support
Class A-R                 $       100          Senior/Variable Pass-Through             AAA           Aaa
                                                        Rate/Residual
Class M                   $ 8,663,000      Subordinated/Variable Pass-Through Rate       AA           Aa3
Class B-1                 $ 3,822,000      Subordinated/Variable Pass-Through Rate       A+            A3
Class B-2                 $ 2,675,000      Subordinated/Variable Pass-Through Rate     BBB+          Baa3

NON-OFFERED CERTIFICATES (3)
Class B-3                 $ 2,675,000      Subordinated/Variable Pass-Through Rate
Class B-4                 $ 1,401,000      Subordinated/Variable Pass-Through Rate
Class B-5                 $ 1,020,298      Subordinated/Variable Pass-Through Rate
Class P-1(4)              $       100                Prepayment Charges
Class P-2(4)              $       100                Prepayment Charges
Class P-3(4)              $       100                Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). The Class B-3, Class B-4, Class B-5, Class P-1, Class P-2 and Class P-3 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4, Class B-5, Class P-1, Class P-2 and Class P-3 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class P-1, Class P-2 and Class P-3 Certificates is provided only to permit a better understanding of the offered certificates.

(4) The class also has a notional amount equal to the aggregate stated principal balance of the mortgage loans in the related loan group that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

                                                                                           INTEREST
                                                                                            ACCRUAL
        CLASS          RELATED LOAN GROUP   PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
        -----          ------------------   -----------------   -----------------------   ----------
OFFERED CERTIFICATES
Class 1-A-1                     1                  (1)             calendar month (2)     30/360 (3)
Class 1-A-2                     1                  (1)             calendar month (2)     30/360 (3)
Class 2-A-1                     2                  (1)             calendar month (2)     30/360 (3)
Class 2-A-2                     2                  (1)             calendar month (2)     30/360 (3)
Class 3-A-1                     3                  (1)             calendar month (2)     30/360 (3)
Class 3-A-2                     3                  (1)             calendar month (2)     30/360 (3)
Class A-R                       2                  (1)             calendar month (2)     30/360 (3)
Class M                    1, 2 and 3              (4)             calendar month (2)     30/360 (3)
Class B-1                  1, 2 and 3              (4)             calendar month (2)     30/360 (3)
Class B-2                  1, 2 and 3              (4)             calendar month (2)     30/360 (3)

NON-OFFERED CERTIFICATES
Class B-3                  1, 2 and 3              (4)             calendar month (2)     30/360 (3)
Class B-4                  1, 2 and 3              (4)             calendar month (2)     30/360 (3)
Class B-5                  1, 2 and 3              (4)             calendar month (2)     30/360 (3)
Class P-1                       1                  N/A                    N/A                 N/A
Class P-2                       2                  N/A                    N/A                 N/A
Class P-3                       3                  N/A                    N/A                 N/A

----------
(1) The pass-through rate for these classes of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.

(2) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4) The pass-through rate for the subordinated certificates is generally a weighted average rate based on the weighted average adjusted net mortgage rate of the mortgage loans in each loan group, weighted based on the related subordinated portion. For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of (x) the weighted average of the adjusted net mortgage rates of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month, minus the aggregate class certificate balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION            CLASSES OF CERTIFICATES
        -----------         ----------------------------
   Senior Certificates        Class 1-A-1, Class 1-A-2,
                              Class 2-A-1, Class 2-A-2,
                            Class 3-A-1, Class 3-A-2 and
                               Class A-R Certificates

Subordinated Certificates        Class M and Class B
                                    Certificates

   Class B Certificates         Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

   Class P Certificates       Class P-1, Class P-2 and
                               Class P-3 Certificates

   Offered Certificates      Senior Certificates, Class
                             M, Class B-1 and Class B-2
                                    Certificates

RECORD DATE

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for March 27, 2006.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in April 2036. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table under "--Description of the Certificates" above.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans, resulting from:

-    prepayments on the mortgage loans and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under "--Priority of Distributions", interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in the loan group and

- in the case of principal prepayments on the mortgage loans related to the loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

- no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

- if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "TWO-TIMES TEST"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distribution on the Certificates."

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest (net of the related expense fees) and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in the loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

- subsequent recoveries with respect to the mortgage loans in that loan group;

- partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

- the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

-    the portion of the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to bereimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

- all prepayment charges (which are distributable only to the Class P Certificates); and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% per annum (referred to as the master servicing fee rate) until the end of the initial fixed-rate period (including the date of adjustment of the mortgage rate) for that mortgage loan and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates--Priority of Distributions.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates relating to that loan group, in the order and subject to the priorities set forth below;

- to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under "Description of the Certificates -- Transfer Payments" in this free writing prospectus;

- from remaining available funds from all of the loan groups to interest on and then principal of each class of subordinated certificates, in the order of their priority of distributions, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

- with respect to loan group 1, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero.

- with respect to loan group 2, sequentially, in the following order of priority:

     - to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     - concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero; and

- with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

- to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

- to the related classes of senior certificates, pro rata, until their respective class certificate balances are reduced to zero; provided, however, that any realized losses otherwise allocated to the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates will instead be allocated to the Class 1-A-2, Class 2-A-2 Class 3-A-2 Certificates, respectively, until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates related to that loan group in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal" unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the applicable senior certificates' pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of

1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                            CURRENT MORTGAGE RATES(1)

                                                                                                                       WEIGHTED
                                                                                              WEIGHTED                  AVERAGE
                                                                % OF                           AVERAGE                 ORIGINAL
                                NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE      REMAINING TERM   WEIGHTED   LOAN-TO-
                                 MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE   TO MATURITY  AVERAGE FICO   VALUE
CURRENT MORTGAGE RATE (%)         LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)     (MONTHS)    CREDIT SCORE RATIO(%)
-------------------------       --------- ----------------- ------------ ----------------- -------------- ------------ --------
4.750.........................       1      $   435,960.00       0.44%      435,960.00           359           754       80.00
5.375.........................       2        1,120,100.00       1.14       560,050.00           359           720       80.00
5.500.........................       3        1,552,000.00       1.58       517,333.33           360           639       77.29
5.625.........................       2        1,225,000.00       1.24       612,500.00           360           681       77.78
5.750.........................       6        4,000,276.00       4.06       666,712.67           359           711       67.25
5.875.........................      12        6,157,275.92       6.25       513,106.33           359           699       76.48
6.000.........................       6        2,962,585.52       3.01       493,764.25           359           660       76.44
6.125.........................       2        1,201,760.00       1.22       600,880.00           360           696       80.00
6.250.........................      11        5,981,525.36       6.07       543,775.03           360           710       74.62
6.375.........................      14        6,993,241.13       7.10       499,517.22           360           706       79.76
6.500.........................      16        9,762,350.00       9.91       610,146.88           360           711       71.23
6.625.........................       8        5,375,700.00       5.46       671,962.50           360           700       74.51
6.750.........................      14        7,641,514.00       7.76       545,822.43           359           713       78.47
6.875.........................      22       14,440,602.79      14.66       656,391.04           360           719       75.13
7.000.........................       8        4,774,824.80       4.85       596,853.10           360           715       76.17
7.125.........................       5        2,830,484.00       2.87       566,096.80           360           706       77.22
7.250.........................      11        7,848,431.00       7.97       713,493.73           360           750       74.79
7.375.........................       4        2,376,324.40       2.41       594,081.10           359           724       78.44
7.500.........................       6        4,620,790.00       4.69       770,131.67           360           704       75.97
7.625.........................       4        2,067,381.00       2.10       516,845.25           360           686       69.15
7.730.........................       1          460,100.00       0.47       460,100.00           360           702       83.65
7.750.........................       6        3,798,640.00       3.86       633,106.67           360           707       77.48
7.875.........................       1          440,000.00       0.45       440,000.00           360           635       80.00
8.250.........................       1          448,000.00       0.45       448,000.00           360           663       70.00
                                   ---      --------------     ------
   Total......................     166      $98,514,865.92     100.00%
                                   ===      ==============     ======

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut=off date, the weighted average current mortgage rate of the group 1 mortgage loans (as so adjusted) was approximately

     6.682% per annum. Without the adjustment, the weighted average current mortgage rate of the group 1 mortgage loans was approximately 6.684% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
RANGE OF CURRENT               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
MORTGAGE LOAN                   MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
PRINCIPAL BALANCES ($)           LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
----------------------         --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
400,000.01 = 450,000.00.......     30      $13,058,738.04      13.26%        435,291.27     6.478     360        702       78.48
450,000.01 = 500,000.00.......     38       18,114,899.36      18.39         476,707.88     6.708     360        702       76.77
500,000.01 = 550,000.00.......     30       15,682,496.53      15.92         522,749.88     6.611     359        702       77.89
550,000.01 = 600,000.00.......     18       10,454,367.59      10.61         580,798.20     6.478     359        719       79.93
600,000.01 = 650,000.00.......     19       12,026,440.40      12.21         632,970.55     6.674     359        723       76.37
650,000.01 = 700,000.00.......      4        2,694,578.00       2.74         673,644.50     6.588     360        708       76.18
700,000.01 = 750,000.00.......      1          720,000.00       0.73         720,000.00     7.375     360        753       80.00
750,000.01 = 1,000,000.00.....     21       18,788,672.00      19.07         894,698.67     6.933     360        715       73.33
1,000,000.01 = 1,500,000.00...      4        5,429,800.00       5.51       1,357,450.00     6.867     359        694       61.46
1,500,000.01 = 2,000,000.00...      1        1,544,874.00       1.57       1,544,874.00     6.500     359        730       45.44
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

----------
(1) As of the cut=off date, the average current mortgage loan principal balance of the group 1 mortgage loans was approximately $593,463.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
RANGE OF FICO CREDIT SCORES      LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
---------------------------    --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
621-640.......................     10      $ 5,300,965.52       5.38%       530,096.55      6.336     360        631       75.23
641-660.......................     15        8,267,684.78       8.39        551,178.99      6.341     360        653       76.26
661-680.......................     19       11,600,364.79      11.78        610,545.52      6.731     360        670       70.54
681-700.......................     29       16,604,094.00      16.85        572,554.97      6.656     360        690       75.89
701-720.......................     31       18,670,326.20      18.95        602,268.59      6.891     360        710       75.59
721-740.......................     24       16,061,220.04      16.30        669,217.50      6.676     359        731       73.19
741-760.......................     16        8,737,864.22       8.87        546,116.51      6.693     359        748       80.65
761-780.......................     13        7,794,675.37       7.91        599,590.41      6.675     359        769       77.05
781-800.......................      7        4,092,181.00       4.15        584,597.29      6.664     360        794       80.61
801-820.......................      2        1,385,490.00       1.41        692,745.00      7.331     360        807       76.62
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 709.

                             DOCUMENTATION PROGRAMS

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
DOCUMENTATION PROGRAMS           LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
----------------------         --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
CLUES Plus....................      2      $ 1,041,300.00       1.06%       520,650.00      6.096     360        645       90.00
Full/Alternative..............     20       10,849,257.30      11.01        542,462.87      6.275     360        672       76.55
No Income/No Asset............      5        2,731,632.23       2.77        546,326.45      6.719     359        726       71.66
Preferred.....................      4        2,838,228.00       2.88        709,557.00      6.217     360        744       75.68
Reduced.......................    133       79,106,506.25      80.30        594,785.76      6.763     360        713       75.47
Stated Income/Stated Asset....      2        1,947,942.14       1.98        973,971.07      6.697     359        732       67.06
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
RANGE OF ORIGINAL LOAN-TO-      MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
VALUE RATIOS (%)                 LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
--------------------------     --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
50.00 or Less.................      3      $ 3,316,674.00       3.37%      1,105,558.00     6.382     359        699       44.96
50.01 to 55.00................      5        2,867,697.23       2.91         573,539.45     6.671     359        702       54.10
55.01 to 60.00................      1          800,000.00       0.81         800,000.00     7.000     360        688       57.14
60.01 to 65.00................      4        2,968,780.00       3.01         742,195.00     6.572     359        699       61.44
65.01 to 70.00................     13       10,276,190.00      10.43         790,476.15     6.957     360        686       69.67
70.01 to 75.00................     21       14,947,324.40      15.17         711,777.35     6.815     360        708       74.24
75.01 to 80.00................    112       59,969,356.29      60.87         535,440.68     6.610     360        715       79.71
80.01 to 85.00................      2          960,507.00       0.97         480,253.50     7.609     359        753       84.35
85.01 to 90.00................      5        2,408,337.00       2.44         481,667.40     6.633     359        701       90.00
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 75.48%.

(2) Does not take into account any secondary financing on the group 1 mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
GEOGRAPHIC AREA                  LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
---------------                --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
Alabama.......................      2      $   986,000.00       1.00%       493,000.00      6.894     358        723       78.29
Arizona.......................      6        3,443,287.00       3.50        573,881.17      7.088     360        680       75.06
California....................     80       47,015,921.36      47.72        587,699.02      6.679     360        703       76.43
Delaware......................      2        1,077,990.00       1.09        538,995.00      6.477     360        768       77.08
District Of Columbia..........      1          910,000.00       0.92        910,000.00      6.250     360        736       70.00
Florida.......................     16       10,968,683.79      11.13        685,542.74      6.731     360        736       69.93
Georgia.......................      1          489,520.00       0.50        489,520.00      6.375     360        661       80.00
Idaho.........................      1          975,000.00       0.99        975,000.00      7.500     360        669       75.00
Illinois......................      2        1,140,000.00       1.16        570,000.00      6.868     360        711       80.00
Kansas........................      1          467,920.00       0.47        467,920.00      7.250     360        796       80.00
Louisiana.....................      2        1,204,866.54       1.22        602,433.27      6.857     358        747       76.92
Maryland......................      6        3,173,257.00       3.22        528,876.17      6.737     359        708       81.11
Massachusetts.................      2        1,216,750.00       1.24        608,375.00      7.033     360        708       76.84
Michigan......................      2        1,060,479.00       1.08        530,239.50      6.524     359        780       82.36
Minnesota.....................      1          960,000.00       0.97        960,000.00      7.250     359        704       54.86
Nevada........................      5        3,559,797.00       3.61        711,959.40      6.223     359        702       66.56
New Hampshire.................      1          440,720.00       0.45        440,720.00      6.875     360        705       80.00
New Jersey....................      2        1,082,160.00       1.10        541,080.00      6.872     359        717       79.28
New York......................      4        2,401,150.00       2.44        600,287.50      6.621     360        689       77.44
North Carolina................      3        2,054,800.00       2.09        684,933.33      6.699     360        686       70.97
Oklahoma......................      1          499,490.23       0.51        499,490.23      5.875     359        768       54.95
Oregon........................      2          885,000.00       0.90        442,500.00      6.730     360        677       78.69
South Carolina................      1          642,000.00       0.65        642,000.00      6.875     360        739       75.53
Utah..........................      2        1,044,400.00       1.06        522,200.00      6.621     360        697       80.00
Virginia......................     17        8,992,674.00       9.13        528,980.82      6.491     359        719       79.41
Washington....................      2        1,391,000.00       1.41        695,500.00      6.717     360        639       72.59
Wyoming.......................      1          432,000.00       0.44        432,000.00      6.375     360        782       80.00
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

----------
(1) No more than approximately 2.059% of the group 1 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                   WEIGHTED               WEIGHTED
                                                                % OF                    WEIGHTED   AVERAGE                 AVERAGE
                                                              MORTGAGE      AVERAGE     AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL    CURRENT    TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
LOAN PURPOSE                      LOANS       OUTSTANDING      GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
------------                    ---------  -----------------  --------  --------------  --------  ---------  -----------  --------
Refinance (cash-out)..........      35       $21,047,506.92     21.36%    601,357.34      6.551      360         689        74.58
Purchase......................     114        64,780,205.00     65.76     568,247.41      6.761      360         719        77.99
Refinance (rate/term).........      17        12,687,154.00     12.88     746,303.18      6.510      359         693        64.16
                                   ---       --------------    ------
   Total......................     166       $98,514,865.92    100.00%
                                   ===       ==============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                   WEIGHTED               WEIGHTED
                                                                % OF                    WEIGHTED   AVERAGE                 AVERAGE
                                                              MORTGAGE      AVERAGE     AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL    CURRENT    TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING      GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------                   ---------  -----------------  --------  --------------  --------  ---------  -----------  --------
2 to 4 Family Residence.......       3       $ 2,369,750.00      2.41%    789,916.67      6.879      360         729        76.13
High-rise Condominium.........      12         7,609,670.00      7.72     634,139.17      6.488      360         725        75.04
Low-rise Condominium..........      11         6,084,760.65      6.18     553,160.06      6.523      359         713        76.95
Planned Unit Development......      53        33,706,598.29     34.21     635,973.55      6.645      360         718        74.04
Single Family Residence.......      87        48,744,086.98     49.48     560,276.86      6.751      360         699        76.33
                                   ---       --------------    ------
   Total......................     166       $98,514,865.92    100.00%
                                   ===       ==============    ======

                               OCCUPANCY TYPES(1)

                                                                                                   WEIGHTED               WEIGHTED
                                                                % OF                    WEIGHTED   AVERAGE                 AVERAGE
                                                              MORTGAGE      AVERAGE     AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL    CURRENT    TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
OCCUPANCY TYPE                    LOANS       OUTSTANDING      GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
--------------                  ---------  -----------------  --------  --------------  --------  ---------  -----------  --------
Investment Property...........      17       $10,090,837.00     10.24%    593,578.65      7.160      360         725        74.67
Primary Residence.............     141        82,204,457.92     83.44     583,010.34      6.637      360         706        76.39
Secondary Residence...........       8         6,219,571.00      6.31     777,446.38      6.525      359         732        64.69
                                   ---       --------------    ------
   Total......................     166       $98,514,865.92    100.00%
                                   ===       ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                WEIGHTED
                                                                % OF                    WEIGHTED                AVERAGE
                                                              MORTGAGE      AVERAGE     AVERAGE     WEIGHTED    ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL    CURRENT     AVERAGE     LOAN-TO-
REMAINING TERM                   MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE     MORTGAGE  FICO CREDIT    VALUE
TO MATURITY (MONTHS)              LOANS       OUTSTANDING      GROUP 1  OUTSTANDING($)   RATE(%)     SCORE      RATIO(%)
--------------------            ---------  -----------------  --------  --------------  --------  -----------  ---------
360...........................     102       $60,934,949.00     61.85%    597,401.46      6.766       704        76.55
359...........................      54        32,032,289.94     32.52     593,190.55      6.524       716        72.99
358...........................      10         5,547,626.98      5.63     554,762.70      6.702       723        78.08
                                   ---       --------------    ------
   Total......................     166       $98,514,865.92    100.00%
                                   ===       ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 1 mortgage loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                                   WEIGHTED               WEIGHTED
                                                                % OF                    WEIGHTED   AVERAGE                 AVERAGE
                                                              MORTGAGE      AVERAGE     AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL    CURRENT    TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
LOAN PROGRAM                      LOANS       OUTSTANDING      GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
------------                    ---------  -----------------  --------  --------------  --------  ---------  -----------  --------
One-Year LIBOR................     165       $97,934,206.27     99.41%    593,540.64      6.688      360         710        75.45
One-Year CMT..................       1           580,659.65      0.59     580,659.65      5.875      358         656        80.00
                                   ---       --------------    ------
   Total......................     166       $98,514,865.92    100.00%
                                   ===       ==============    ======

                                GROSS MARGINS(1)

                                                                                                   WEIGHTED               WEIGHTED
                                                                % OF                    WEIGHTED   AVERAGE                 AVERAGE
                                                              MORTGAGE      AVERAGE     AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL    CURRENT    TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
GROSS MARGIN (%)                  LOANS       OUTSTANDING      GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
----------------                ---------  -----------------  --------  --------------  --------  ---------  -----------  --------
2.250.........................     164       $97,474,106.27     98.94%    594,354.31      6.682      360         710        75.41
2.750.........................       1           580,659.65      0.59     580,659.65      5.875      358         656        80.00
3.125.........................       1           460,100.00      0.47     460,100.00      8.000      360         702        83.65
                                   ---       --------------    ------
   Total......................     166       $98,514,865.92    100.00%
                                   ===       ==============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 1 mortgage loans was approximately 2.257%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
INITIAL RATE ADJUSTMENT DATE     LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
----------------------------   --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
December 1, 2010..............     10      $ 5,547,626.98       5.63%       554,762.70      6.702     358        723       78.08
January 1, 2011...............     54       32,032,289.94      32.52        593,190.55      6.524     359        716       72.99
February 1, 2011..............    101       60,406,949.00      61.32        598,088.60      6.764     360        704       76.52
March 1, 2011.................      1          528,000.00       0.54        528,000.00      7.000     360        702       80.00
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
RANGE OF NUMBER OF MONTHS      NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
TO INITIAL RATE ADJUSTMENT      MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
DATE                             LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
--------------------------     --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
58 - 60.......................    166      $98,514,865.92     100.00%       593,463.05      6.684     360        709       75.48
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
MAXIMUM MORTGAGE RATE (%)        LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-------------------------      --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
 9.750........................      1     $    435,960.00       0.44%       435,960.00      4.750     359        754       80.00
10.375........................      2        1,120,100.00       1.14        560,050.00      5.375     359        720       80.00
10.500........................      3        1,552,000.00       1.58        517,333.33      5.500     360        639       77.29
10.625........................      2        1,225,000.00       1.24        612,500.00      5.625     360        681       77.78
10.750........................      6        4,000,276.00       4.06        666,712.67      5.750     359        711       67.25
10.875........................     12        6,157,275.92       6.25        513,106.33      5.875     359        699       76.48
11.000........................      6        2,962,585.52       3.01        493,764.25      6.000     359        660       76.44
11.125........................      2        1,201,760.00       1.22        600,880.00      6.125     360        696       80.00
11.250........................     11        5,981,525.36       6.07        543,775.03      6.250     360        710       74.62
11.375........................     14        6,993,241.13       7.10        499,517.22      6.375     360        706       79.76
11.500........................     16        9,762,350.00       9.91        610,146.88      6.500     360        711       71.23
11.625........................      8        5,375,700.00       5.46        671,962.50      6.625     360        700       74.51
11.750........................     14        7,641,514.00       7.76        545,822.43      6.750     359        713       78.47
11.875........................     22       14,440,602.79      14.66        656,391.04      6.875     360        719       75.13
12.000........................      8        4,774,824.80       4.85        596,853.10      7.000     360        715       76.17
12.125........................      5        2,830,484.00       2.87        566,096.80      7.125     360        706       77.22
12.250........................     11        7,848,431.00       7.97        713,493.73      7.250     360        750       74.79
12.375........................      4        2,376,324.40       2.41        594,081.10      7.375     359        724       78.44
12.500........................      6        4,620,790.00       4.69        770,131.67      7.500     360        704       75.97
12.625........................      4        2,067,381.00       2.10        516,845.25      7.625     360        686       69.15
12.750........................      6        3,798,640.00       3.86        633,106.67      7.750     360        707       77.48
12.875........................      1          440,000.00       0.45        440,000.00      7.875     360        635       80.00
13.000........................      1          460,100.00       0.47        460,100.00      8.000     360        702       83.65
13.250........................      1          448,000.00       0.45        448,000.00      8.250     360        663       70.00
                                  ---     ---------------     ------
   Total......................    166     $ 98,514,865.92     100.00%
                                  ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 1 mortgage loans was approximately 11.684% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
INITIAL PERIODIC RATE CAP (%)    LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-----------------------------  --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
5.000.........................    166      $98,514,865.92     100.00%       593,463.05      6.684     360        709       75.48
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
SUBSEQUENT PERIODIC             MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
  RATE CAP (%)                   LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-------------------            --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
2.000.........................    166      $98,514,865.92     100.00%       593,463.05      6.684     360        709       75.48
                                  ---      --------------     ------
   Total......................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======


                            MINIMUM MORTGAGE RATES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
MINIMUM MORTGAGE RATE (%)        LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-------------------------      --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
2.250 ........................    164      $97,474,106.27      98.94%       594,354.31      6.682     360        710       75.41
2.750 ........................      1          580,659.65       0.59        580,659.65      5.875     358        656       80.00
3.125 ........................      1          460,100.00       0.47        460,100.00      8.000     360        702       83.65
                                  ---      --------------     ------
   Total .....................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 1 mortgage loans was approximately 2.257% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
INTEREST-ONLY                   MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
PERIOD (MONTHS)                  LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
---------------                --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
N/A ..........................     13      $ 7,376,089.89       7.49%       567,391.53      6.454     359        706       75.10
60 ...........................    153       91,138,776.03      92.51        595,678.27      6.702     360        710       75.51
                                  ---      --------------     ------
   Total .....................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
PREPAYMENT                     NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
CHARGE PERIOD                   MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
(MONTHS)                         LOANS      OUTSTANDING    LOAN GROUP 1   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-------------                  --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
N/A ..........................    142      $84,197,366.92      85.47%       592,939.20      6.671     360        710       75.61
12 ...........................      8        4,548,720.00       4.62        568,590.00      6.598     360        693       71.74
36 ...........................      9        5,317,267.00       5.40        590,807.44      6.904     360        703       75.58
60 ...........................      7        4,451,512.00       4.52        635,930.29      6.755     360        722       76.61
                                  ---      --------------     ------
   Total .....................    166      $98,514,865.92     100.00%
                                  ===      ==============     ======

                                  LOAN GROUP 2

                            CURRENT MORTGAGE RATES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE                 AVERAGE
                                                                  % OF                         REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE        TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE   MATURITY  FICO CREDIT    VALUE
CURRENT MORTGAGE RATE (%)         LOANS       OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)    (MONTHS)     SCORE     RATIO(%)
-------------------------       ---------  -----------------  ------------  -----------------  ---------  -----------  --------
5.625.........................       1      $    844,000.00        0.79%        844,000.00        359         684        80.00
5.750.........................       2         1,180,000.00        1.11         590,000.00        360         713        65.88
5.875.........................       2           962,752.00        0.90         481,376.00        359         664        78.00
6.000.........................       2         1,085,000.00        1.02         542,500.00        360         779        58.99
6.125.........................       8         5,747,764.00        5.40         718,470.50        360         692        72.48
6.250.........................      11         6,845,804.00        6.43         622,345.82        359         688        75.35
6.375.........................      15         9,011,387.61        8.46         600,759.17        360         719        75.84
6.500.........................      24        13,666,926.59       12.83         569,455.27        360         706        70.58
6.625.........................      15         9,763,249.79        9.17         650,883.32        360         691        72.09
6.750.........................      16        10,176,473.00        9.55         636,029.56        360         719        76.27
6.875.........................      16        12,909,055.00       12.12         806,815.94        360         689        72.11
7.000.........................      13         7,383,640.00        6.93         567,972.31        360         720        75.01
7.125.........................       7         4,161,117.00        3.91         594,445.29        360         695        77.50
7.250.........................      11         6,521,474.20        6.12         592,861.29        360         693        76.29
7.375.........................       6         3,518,400.00        3.30         586,400.00        360         717        72.13
7.500.........................       6         5,353,292.00        5.03         892,215.33        359         680        69.98
7.625.........................       5         3,152,191.00        2.96         630,438.20        360         726        81.57
7.750.........................       2         1,225,735.00        1.15         612,867.50        360         784        79.98
7.875.........................       3         2,325,762.00        2.18         775,254.00        360         780        80.00
8.000.........................       1           678,750.00        0.64         678,750.00        360         647        75.00
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average current mortgage rate of the group 2 mortgage loans was approximately 6.779% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                 WEIGHTED            WEIGHTED
                                                              % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF CURRENT                NUMBER OF     PRINCIPAL     LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
MORTGAGE LOAN                    MORTGAGE      BALANCE        LOAN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)            LOANS      OUTSTANDING     GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------          ---------  ---------------  --------  --------------  --------  ---------  --------  --------
400,000.01 - 450,000.00.......      21     $  9,112,176.00     8.56%     433,913.14     6.660      360        698      76.64
450,000.01 - 500,000.00.......      37       17,609,641.01    16.53      475,936.24     6.829      360        707      74.87
500,000.01 - 550,000.00.......      19        9,907,322.60     9.30      521,438.03     6.695      360        704      79.49
550,000.01 - 600,000.00.......      28       16,146,452.20    15.16      576,659.01     6.666      360        707      75.83
600,000.01 - 650,000.00.......      14        8,938,888.79     8.39      638,492.06     6.820      360        722      78.31
650,000.01 - 700,000.00.......       3        2,076,250.00     1.95      692,083.33     7.117      360        629      73.31
700,000.01 - 750,000.00.......      12        8,627,965.00     8.10      718,997.08     6.855      360        734      70.23
750,000.01 -  1,000,000.00....      23       20,178,977.59    18.95      877,346.85     6.761      359        707      71.92
1,000,000.01 - 1,500,000.00...       6        8,015,100.00     7.53    1,335,850.00     6.802      360        714      72.31
1,500,000.01 - 2,000,000.00...       3        5,900,000.00     5.54    1,966,666.67     7.006      360        645      59.72
                                   ---     ---------------   ------
   Total......................     166     $106,512,773.19   100.00%
                                   ===     ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the group 2 mortgage loans was approximately $641,643.

                              FICO CREDIT SCORES(1)

                                                                                                 WEIGHTED            WEIGHTED
                                                              % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING     GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------------------     ---------  ---------------  --------  --------------  --------  ---------  --------  --------
601-620.......................       1     $    700,000.00     0.66%    700,000.00      6.875      360        601      70.00
621-640.......................      12       10,494,537.61     9.85     874,544.80      6.600      360        631      69.45
641-660.......................      16        9,177,487.00     8.62     573,592.94      7.113      360        653      74.43
661-680.......................      26       17,084,261.20    16.04     657,086.97      6.809      360        670      72.86
681-700.......................      26       15,472,900.00    14.53     595,111.54      6.530      360        690      73.29
701-720.......................      27       16,867,773.59    15.84     624,732.36      6.774      360        709      73.51
721-740.......................      18       11,527,589.79    10.82     640,421.66      6.773      359        731      75.31
741-760.......................      12        7,065,233.00     6.63     588,769.42      6.901      360        753      78.66
761-780.......................      13        8,534,710.00     8.01     656,516.15      6.825      360        771      78.72
781-800.......................       9        5,649,161.00     5.30     627,684.56      6.563      360        788      68.45
801-820.......................       6        3,939,120.00     3.70     656,520.00      7.349      360        804      78.14
                                   ---     ---------------   ------
   Total......................     166     $106,512,773.19   100.00%
                                   ===     ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 705.

                             DOCUMENTATION PROGRAMS

                                                                                                 WEIGHTED            WEIGHTED
                                                              % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAMS            LOANS      OUTSTANDING     GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------          ---------  ---------------  --------  --------------  --------  ---------  --------  --------
Full/Alternative..............      10     $  5,828,301.01     5.47%    582,830.10      6.476      359        652      76.04
No Income/No Asset............       3        1,936,935.00     1.82     645,645.00      6.697      360        761      63.16
Preferred.....................       1          534,640.00     0.50     534,640.00      6.500      360        769      80.00
Reduced.......................     150       97,065,897.18    91.13     647,105.98      6.800      360        707      73.96
Stated Income/Stated Asset....       2        1,147,000.00     1.08     573,500.00      6.854      360        675      72.24
                                   ---     ---------------   ------
   Total......................     166     $106,512,773.19   100.00%
                                   ===     ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED            WEIGHTED
                                                              % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE        LOAN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING     GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------        ---------  ---------------  --------  --------------  --------  ---------  --------  --------
50.00 or Less.................       5     $  3,085,231.59     2.90%     617,046.32     6.788      359        696      33.73
50.01 to 55.00................       4        2,625,000.00     2.46      656,250.00     6.325      360        765      52.77
55.01 to 60.00................       6        6,347,548.01     5.96    1,057,924.67     6.626      360        647      58.70
60.01 to 65.00................       4        4,885,000.00     4.59    1,221,250.00     7.085      360        682      62.68
65.01 to 70.00................      15       11,265,100.00    10.58      751,006.67     6.704      360        693      68.59
70.01 to 75.00................      23       16,612,759.00    15.60      722,293.87     6.795      360        709      73.98
75.01 to 80.00................     105       59,483,468.39    55.85      566,509.22     6.785      360        712      79.84
85.01 to 90.00................       4        2,208,666.20     2.07      552,166.55     7.200      359        706      89.43
                                   ---     ---------------   ------
   Total......................     166     $106,512,773.19   100.00%
                                   ===     ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 73.89%.

(2) Does not take into account any secondary financing on the group 2 mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                            WEIGHTED  AVERAGE               AVERAGE
                                                                 % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                                 NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                  MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
GEOGRAPHIC AREA                    LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
---------------                  --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
Alabama.......................        1     $  1,320,000.00       1.24%      1,320,000.00     6.875     359        668       80.00
Arizona.......................        9        5,687,334.00       5.34         631,926.00     6.993     360        745       78.99
California....................       98       60,442,158.20      56.75         616,756.72     6.662     360        704       73.71
Colorado......................        3        1,462,735.00       1.37         487,578.33     6.743     359        705       77.53
Florida.......................        9        5,247,000.00       4.93         583,000.00     7.054     360        704       73.17
Hawaii........................        5        4,290,650.00       4.03         858,130.00     7.317     360        733       73.38
Illinois......................        2        1,547,074.79       1.45         773,537.40     6.550     359        761       79.89
Maryland......................        3        2,024,000.00       1.90         674,666.67     6.523     359        673       79.69
Massachusetts.................       10        6,720,661.20       6.31         672,066.12     6.886     360        707       74.09
Missouri......................        2        1,076,200.00       1.01         538,100.00     6.650     359        671       75.80
Nevada........................        8        4,213,366.00       3.96         526,670.75     6.816     360        715       73.62
New Jersey....................        1          501,000.00       0.47         501,000.00     7.250     359        674       87.48
New York......................        8        4,960,850.00       4.66         620,106.25     6.777     360        686       72.84
Virginia......................        4        4,085,244.00       3.84       1,021,311.00     7.281     359        706       68.50
Washington....................        3        2,934,500.00       2.76         978,166.67     6.757     360        654       64.11
                                    ---     ---------------     ------
   Total......................      166     $106,512,773.19     100.00%
                                    ===     ===============     ======

----------
(1) No more than approximately 2.710% of the group 2 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                      WEIGHTED             WEIGHTED
                                                                                            WEIGHTED  AVERAGE               AVERAGE
                                                                 % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                                 NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                  MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
------------                     --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
Refinance (cash-out)..........       45     $ 33,860,181.59      31.79%       752,448.48      6.729     360        687       65.56
Purchase......................      108       65,144,468.80      61.16        603,189.53      6.836     360        717       78.31
Refinance (rate/term).........       13        7,508,122.80       7.05        577,547.91      6.516     360        679       73.06
                                    ---     ---------------     ------
   Total......................      166     $106,512,773.19     100.00%
                                    ===     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                      WEIGHTED             WEIGHTED
                                                                                            WEIGHTED  AVERAGE               AVERAGE
                                                                 % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                                 NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                  MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
PROPERTY TYPE                      LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-------------                    --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
2 to 4 Family Residence.......        6     $  4,000,100.00       3.76%      666,683.33       6.677     360        728       70.53
High-rise Condominium.........        5        3,296,640.00       3.10       659,328.00       7.053     360        691       70.08
Low-rise Condominium..........       15       10,473,982.00       9.83       698,265.47       6.950     360        711       76.11
Planned Unit Development......       42       25,662,639.60      24.09       611,015.23       6.813     360        709       75.33
Single Family Residence.......       98       63,079,411.59      59.22       643,667.47       6.730     360        702       73.35
                                    ---     ---------------     ------
   Total......................      166     $106,512,773.19     100.00%
                                    ===     ===============     ======

                               OCCUPANCY TYPES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                            WEIGHTED  AVERAGE               AVERAGE
                                                                 % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                                 NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                  MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
--------------                   --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
Investment Property...........       23     $ 14,316,504.00      13.44%      622,456.70       7.135     360        723       73.01
Primary Residence.............      135       85,385,019.19      80.16       632,481.62       6.689     360        703       74.04
Secondary Residence...........        8        6,811,250.00       6.39       851,406.25       7.162     359        694       73.86
                                    ---     ---------------     ------
   Total......................      166     $106,512,773.19     100.00%
                                    ===     ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                  WEIGHTED
                                                                                            WEIGHTED              AVERAGE
                                                                 % OF                        AVERAGE              ORIGINAL
                                 NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT   WEIGHTED   LOAN-TO-
REMAINING TERM                    MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE AVERAGE FICO   VALUE
TO MATURITY (MONTHS)               LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%) CREDIT SCORE RATIO(%)
--------------------             --------- ----------------- ------------ ----------------- -------- ------------ --------
360...........................      118     $ 76,503,568.60      71.83%       648,335.33      6.814      704        73.15
359...........................       42       25,209,537.80      23.67        600,227.09      6.649      710        75.82
358...........................        6        4,799,666.79       4.51        799,944.47      6.917      689        75.58
                                    ---     ---------------     ------
   Total......................      166     $106,512,773.19     100.00%
                                    ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 2 mortgage loans was approximately 360 months.

                                  LOAN PROGRAM

                                                                                                      WEIGHTED             WEIGHTED
                                                                                            WEIGHTED  AVERAGE               AVERAGE
                                                                 % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                                 NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                  MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
LOAN PROGRAM                       LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
------------                     --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
One-Year LIBOR................      166     $106,512,773.19     100.00%       641,643.21      6.779     360        705       73.89
                                    ---     ---------------     ------
   Total......................      166     $106,512,773.19     100.00%
                                    ===     ===============     ======

                                 GROSS MARGIN(1)

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                  % OF          AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------                ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
2.250.........................     166      $106,512,773.19      100.00%      641,643.21      6.779      360        705      73.89
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 2 mortgage loans was approximately 2.250%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                  % OF          AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------------    ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
December 1, 2012..............       6      $  4,799,666.79        4.51%      799,944.47      6.917      358        689      75.58
January 1, 2013...............      42        25,209,537.80       23.67       600,227.09      6.649      359        710      75.82
February 1, 2013..............     117        76,003,568.60       71.36       649,603.15      6.809      360        704      73.19
March 1, 2013.................       1           500,000.00        0.47       500,000.00      7.500      360        677      66.67
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                  % OF          AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF NUMBER OF MONTHS       NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
TO INITIAL RATE ADJUSTMENT       MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
DATE                              LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------------------      ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
82 - 84.......................     166      $106,512,773.19      100.00%      641,643.21      6.779      360        705      73.89
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                  % OF          AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
10.625........................       1       $   844,000.00        0.79%      844,000.00      5.625      359        684      80.00
10.750........................       2         1,180,000.00        1.11       590,000.00      5.750      360        713      65.88
10.875........................       2           962,752.00        0.90       481,376.00      5.875      359        664      78.00
11.000........................       2         1,085,000.00        1.02       542,500.00      6.000      360        779      58.99
11.125........................       8         5,747,764.00        5.40       718,470.50      6.125      360        692      72.48
11.250........................      11         6,845,804.00        6.43       622,345.82      6.250      359        688      75.35
11.375........................      15         9,011,387.61        8.46       600,759.17      6.375      360        719      75.84
11.500........................      24        13,666,926.59       12.83       569,455.27      6.500      360        706      70.58
11.625........................      15         9,763,249.79        9.17       650,883.32      6.625      360        691      72.09
11.750........................      16        10,176,473.00        9.55       636,029.56      6.750      360        719      76.27
11.875........................      16        12,909,055.00       12.12       806,815.94      6.875      360        689      72.11
12.000........................      13         7,383,640.00        6.93       567,972.31      7.000      360        720      75.01
12.125........................       7         4,161,117.00        3.91       594,445.29      7.125      360        695      77.50
12.250........................      11         6,521,474.20        6.12       592,861.29      7.250      360        693      76.29
12.375........................       6         3,518,400.00        3.30       586,400.00      7.375      360        717      72.13
12.500........................       6         5,353,292.00        5.03       892,215.33      7.500      359        680      69.98
12.625........................       5         3,152,191.00        2.96       630,438.20      7.625      360        726      81.57
12.750........................       2         1,225,735.00        1.15       612,867.50      7.750      360        784      79.98
12.875........................       3         2,325,762.00        2.18       775,254.00      7.875      360        780      80.00
13.000........................       1           678,750.00        0.64       678,750.00      8.000      360        647      75.00
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 2 mortgage loans was approximately 11.779% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                  % OF          AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------   ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
5.000.........................     166      $106,512,773.19      100.00%      641,643.21      6.779      360        705      73.89
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                  % OF          AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
SUBSEQUENT PERIODIC              MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
  RATE CAP (%)                    LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------   ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
2.000.........................     166      $106,512,773.19      100.00%      641,643.21      6.779      360        705      73.89
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

                            MINIMUM MORTGAGE RATE(1)

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                  % OF          AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
MINIMUM MORTGAGE RATE (%)         LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
2.250.........................     166      $106,512,773.19      100.00%      641,643.21      6.779      360        705      73.89
                                   ---      ---------------      ------
   Total......................     166      $106,512,773.19      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 2 mortgage loans was approximately 2.250% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
INTEREST-ONLY PERIOD (MONTHS)    LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-----------------------------  --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
N/A...........................     13     $  9,173,840.80     8.61%         705,680.06      6.993     360        675       64.84
84............................    153       97,338,932.39    91.39          636,202.17      6.759     360        708       74.74
                                  ---     ---------------   ------
   Total......................    166     $106,512,773.19   100.00%
                                  ===     ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
PREPAYMENT CHARGE               MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
PERIOD (MONTHS)                  LOANS      OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-----------------              --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
N/A ..........................    108     $ 68,312,291.59      64.14%       632,521.22      6.807     360        706       74.27
12 ...........................     40       24,897,061.60      23.37        622,426.54      6.546     360        692       73.39
36 ...........................      9        6,497,900.00       6.10        721,988.89      7.141     360        704       69.61
60 ...........................      9        6,805,520.00       6.39        756,168.89      7.008     360        746       75.98
                                  ---     ---------------     ------
   Total .....................    166     $106,512,773.19     100.00%
                                  ===     ===============     ======

                                  LOAN GROUP 3

                            CURRENT MORTGAGE RATES(1)

                                                                                           WEIGHTED             WEIGHTED
                                                                                           AVERAGE               AVERAGE
                                                               % OF                       REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE  MATURITY FICO CREDIT   VALUE
CURRENT MORTGAGE RATE (%)        LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   (MONTHS)    SCORE    RATIO(%)
-------------------------      --------- ----------------- ------------ ----------------- --------- ----------- --------
5.125.........................      2      $ 2,820,000.00       5.67%      1,410,000.00      358        727       70.58
5.875.........................      2        1,110,000.00       2.23         555,000.00      359        704       76.80
6.000.........................      3        1,652,378.80       3.32         550,792.93      359        658       78.57
6.125.........................      6        3,420,648.00       6.87         570,108.00      359        669       67.18
6.250.........................     12        7,186,352.00      14.44         598,862.67      359        690       70.50
6.375.........................      5        3,324,050.00       6.68         664,810.00      360        731       71.91
6.500.........................     12        9,336,732.00      18.76         778,061.00      359        664       69.78
6.505.........................      1          533,155.00       1.07         533,155.00      360        644       90.00
6.625.........................      3        3,020,000.00       6.07       1,006,666.67      360        685       76.94
6.750.........................      7        4,495,450.23       9.03         642,207.18      360        673       73.20
6.875.........................      7        5,836,470.00      11.73         833,781.43      360        683       71.17
7.000.........................      2        1,376,000.00       2.76         688,000.00      360        740       80.00
7.125.........................      1          768,000.00       1.54         768,000.00      360        665       80.00
7.250.........................      4        1,834,623.58       3.69         458,655.90      360        757       80.00
7.375.........................      2        1,250,000.00       2.51         625,000.00      359        672       65.91
7.500.........................      1          506,900.00       1.02         506,900.00      360        739       79.99
7.875.........................      1          748,000.00       1.50         748,000.00      360        699       80.00
8.000.........................      1          553,000.00       1.11         553,000.00      360        645       70.00
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 3 mortgage loans (as so adjusted) was approximately 6.516% per annum. Without the adjustment, the weighted average current mortgage rate of the group 3 mortgage loans was approximately 6.520% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
RANGE OF CURRENT MORTGAGE LOAN  MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
PRINCIPAL BALANCES ($)           LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
------------------------------ --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
400,000.01 - 450,000.00.......     12      $ 5,216,049.58      10.48%        434,670.80     6.507     360        684       76.16
450,000.01 - 500,000.00.......     12        5,761,712.23      11.58         480,142.69     6.645     360        699       70.22
500,000.01 - 550,000.00.......     13        6,868,455.00      13.80         528,342.69     6.514     360        699       78.96
550,000.01 - 600,000.00.......      6        3,469,148.00       6.97         578,191.33     6.867     360        694       72.33
600,000.01 - 650,000.00.......      5        3,114,378.80       6.26         622,875.76     6.484     359        667       78.37
650,000.01 - 700,000.00.......      3        1,998,000.00       4.01         666,000.00     6.085     359        706       76.43
700,000.01 - 750,000.00.......      5        3,677,320.00       7.39         735,464.00     6.779     360        676       76.80
750,000.01 -  1,000,000.00....      9        7,996,696.00      16.07         888,521.78     6.669     359        705       62.96
1,000,000.01 - 1,500,000.00...      5        6,870,000.00      13.80       1,374,000.00     5.993     359        727       70.60
1,500,000.01 - 2,000,000.00...      1        2,000,000.00       4.02       2,000,000.00     6.875     360        632       73.39
Above $2,000,000.01...........      1        2,800,000.00       5.63       2,800,000.00     6.500     358        558       70.00
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the group 3 mortgage loans was approximately $691,274.

                              FICO CREDIT SCORES(1)

                                                                                         WEIGHTED               WEIGHTED
                                                                              WEIGHTED   AVERAGE                 AVERAGE
                                                 % OF                          AVERAGE  REMAINING    WEIGHTED   ORIGINAL
               NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
RANGE OF FICO   MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
CREDIT SCORES    LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
541-560......       1       $ 2,800,000.00        5.63%       2,800,000.00      6.500      358         558        70.00
601-620......       3         1,483,450.23        2.98          494,483.41      6.565      359         611        69.72
621-640......       6         4,701,284.80        9.45          783,547.47      6.573      360         632        76.73
641-660......       9         4,664,273.00        9.37          518,252.56      6.770      359         650        76.44
661-680......      11         7,314,996.00       14.70          664,999.64      6.461      359         668        66.51
681-700......      15         9,960,320.00       20.01          664,021.33      6.574      360         690        73.10
701-720......       8         6,687,900.00       13.44          835,987.50      6.338      360         711        70.96
721-740......       5         2,518,580.00        5.06          503,716.00      6.750      360         735        79.09
741-760......       6         4,249,512.00        8.54          708,252.00      6.311      359         753        74.30
761-780......       5         2,978,000.00        5.98          595,600.00      6.493      360         769        72.86
781-800......       3         2,413,443.58        4.85          804,481.19      6.555      360         790        69.56
                  ---       --------------      ------
   Total.....      72       $49,771,759.61      100.00%
                  ===       ==============      ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 3 mortgage loans was approximately 688.

                             DOCUMENTATION PROGRAMS

                                                                                                WEIGHTED               WEIGHTED
                                                                                     WEIGHTED   AVERAGE                 AVERAGE
                                                        % OF                          AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
DOCUMENTATION          MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT    VALUE
PROGRAMS                LOANS      OUTSTANDING      LOAN GROUP 3    OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------         ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
CLUES Plus..........       1       $   728,000.00        1.46%        728,000.00       6.750      359         622        80.00
Full/Alternative....      18        12,557,539.03       25.23         697,641.06       6.408      359         676        75.91
No Income/No Asset..       2         1,550,000.00        3.11         775,000.00       6.367      359         703        49.21
Reduced.............      51        34,936,220.58       70.19         685,023.93       6.562      360         693        72.07
                         ---       --------------      ------
   Total............      72       $49,771,759.61      100.00%
                         ===       ==============      ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                             WEIGHTED               WEIGHTED
                                                                                  WEIGHTED   AVERAGE                 AVERAGE
                                                     % OF                          AVERAGE  REMAINING    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL  NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
LOAN-TO-VALUE       MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
RATIOS (%)           LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
-----------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
50.00 or Less....       3       $ 2,498,796.00        5.02%         832,932.00      6.325      358         683        32.47
55.01 to 60.00...       3         1,870,000.00        3.76          623,333.33      6.835      360         723        56.93
60.01 to 65.00...       3         3,065,000.00        6.16        1,021,666.67      5.976      358         713        62.08
65.01 to 70.00...      11         9,317,420.23       18.72          847,038.20      6.649      359         659        68.95
70.01 to 75.00...      11         8,354,356.00       16.79          759,486.91      6.470      360         670        74.06
75.01 to 80.00...      40        24,133,032.38       48.49          603,325.81      6.545      360         700        79.50
85.01 to 90.00...       1           533,155.00        1.07          533,155.00      6.875      360         644        90.00
                      ---       --------------      ------
   Total.........      72       $49,771,759.61      100.00%
                      ===       ==============      ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 72.44%.

(2) Does not take into account any secondary financing on the group 3 mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED               WEIGHTED
                                                                                       WEIGHTED   AVERAGE                 AVERAGE
                                                          % OF                          AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
                         MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
GEOGRAPHIC AREA           LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
---------------         ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
Arizona...............       1       $   453,595.23        0.91%         453,595.23      6.750      359         605        69.85
California............      48        32,126,274.58       64.55          669,297.39      6.498      360         700        73.57
Colorado..............       3         1,798,155.00        3.61          599,385.00      6.496      360         673        72.99
District Of Columbia..       1           550,000.00        1.11          550,000.00      6.250      359         614        73.33
Florida...............       6         5,762,308.00       11.58          960,384.67      6.585      358         637        66.37
Hawaii................       1           900,000.00        1.81          900,000.00      7.000      360         751        80.00
Illinois..............       1           548,000.00        1.10          548,000.00      6.250      360         730        80.00
Maryland..............       1           623,378.80        1.25          623,378.80      6.000      359         637        80.00
New Jersey............       1           728,000.00        1.46          728,000.00      6.750      359         622        80.00
New York..............       2         1,450,000.00        2.91          725,000.00      6.461      359         703        49.80
North Carolina........       2         1,239,500.00        2.49          619,750.00      6.166      359         663        72.47
Texas.................       1         1,050,000.00        2.11        1,050,000.00      6.875      359         715        70.00
Virginia..............       3         1,947,900.00        3.91          649,300.00      6.874      360         696        76.97
Washington............       1           594,648.00        1.19          594,648.00      6.125      360         643        79.29
                           ---       --------------      ------
   Total..............      72       $49,771,759.61      100.00%
                           ===       ==============      ======

----------
(1) No more than approximately 5.626% of the group 3 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                                           % OF                          AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                         NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
                          MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
LOAN PURPOSE               LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
---------------          ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
Refinance (cash-out)...      21       $13,163,543.23       26.45%        626,835.39       6.423      360         692        71.91
Purchase...............      42        30,777,120.38       61.84         732,788.58       6.579      359         686        74.12
Refinance (rate/term)..       9         5,831,096.00       11.72         647,899.56       6.430      359         690        64.82
                            ---       --------------      ------
   Total...............      72       $49,771,759.61      100.00%
                            ===       ==============      ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED            WEIGHTED
                                                             % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE    MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL    LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       LOAN        BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING    GROUP 3  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------                   ---------  --------------  --------  --------------  --------  ---------  --------  --------
2 to 4 Family Residence.......       1     $   560,000.00     1.13%    560,000.00      6.750      359        778      80.00
High-rise Condominium.........       1         548,000.00     1.10     548,000.00      6.250      360        730      80.00
Low-rise Condominium..........       6       3,975,470.00     7.99     662,578.33      6.730      360        753      73.88
Planned Unit Development......      24      17,198,126.38    34.55     716,588.60      6.451      359        669      70.48
Single Family Residence.......      40      27,490,163.23    55.23     687,254.08      6.534      360        687      73.16
                                   ---     --------------   ------
   Total......................      72     $49,771,759.61   100.00%
                                   ===     ==============   ======

                               OCCUPANCY TYPES(1)

                                                                                                WEIGHTED            WEIGHTED
                                                             % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE    MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL    LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       LOAN        BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING    GROUP 3  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------                  ---------  --------------  --------  --------------  --------  ---------  --------  --------
Investment Property...........       7     $ 4,613,512.00     9.27%     659,073.14     6.376      359        749      70.92
Primary Residence.............      57      36,026,451.61    72.38      632,043.01     6.511      360        692      73.81
Secondary Residence...........       8       9,131,796.00    18.35    1,141,474.50     6.628      359        639      67.80
                                   ---     --------------   ------
   Total......................      72     $49,771,759.61   100.00%
                                   ===     ==============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                         WEIGHTED
                                                             % OF                    WEIGHTED  WEIGHTED   AVERAGE
                                              AGGREGATE    MORTGAGE      AVERAGE      AVERAGE   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL    LOANS IN     PRINCIPAL     CURRENT    FICO    LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE       LOAN        BALANCE     MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING    GROUP 3  OUTSTANDING($)   RATE(%)    SCORE   RATIO(%)
--------------------            ---------  --------------  --------  --------------  --------  --------  --------
360...........................      50     $33,443,985.00    67.19%     668,879.70     6.565      701      74.41
359...........................      17       9,896,978.61    19.88      582,175.21     6.659      678      71.64
358...........................       3       4,082,000.00     8.20    1,360,666.67     6.342      589      72.27
356...........................       1       1,350,000.00     2.71    1,350,000.00     5.125      750      62.07
355...........................       1         998,796.00     2.01      998,796.00     6.250      661      29.38
                                   ---     --------------   ------
   Total......................      72     $49,771,759.61   100.00%
                                   ===     ==============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 3 mortgage loans was approximately 359 months.

                                  LOAN PROGRAMS

                                                                                                WEIGHTED            WEIGHTED
                                                             % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE    MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL    LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       LOAN        BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
LOAN PROGRAM                      LOANS      OUTSTANDING    GROUP 3  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------                    ---------  --------------  --------  --------------  --------  ---------  --------  --------
One-Year LIBOR................      71     $49,331,759.61    99.12%    694,813.52      6.523      359        688      72.38
One-Year CMT..................       1         440,000.00     0.88     440,000.00      6.250      360        671      80.00
                                   ---     --------------   ------
   Total......................      72     $49,771,759.61   100.00%
                                   ===     ==============   ======

                                GROSS MARGINS(1)

                                                                                                WEIGHTED            WEIGHTED
                                                             % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE    MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL    LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       LOAN        BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING    GROUP 3  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------                ---------  --------------  --------  --------------  --------  ---------  --------  --------
2.250.........................      68     $47,803,134.61    96.04%    702,987.27      6.513      359        688       72.11
2.750.........................       4       1,968,625.00     3.96     492,156.25      6.700      359        691       80.50
                                   ---     --------------   ------
   Total......................      72     $49,771,759.61   100.00%
                                   ===     ==============   ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 3 mortgage loans was approximately 2.270% per annum.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                WEIGHTED            WEIGHTED
                                                             % OF                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE    MORTGAGE      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL    LOANS IN     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       LOAN        BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS      OUTSTANDING    GROUP 3  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------------    ---------  --------------  --------  --------------  --------  ---------  --------  --------
September 1, 2015.............       1     $   998,796.00     2.01%     998,796.00     6.250      355        661      29.38
October 1, 2015...............       1       1,350,000.00     2.71    1,350,000.00     5.125      356        750      62.07
December 1, 2015..............       3       4,082,000.00     8.20    1,360,666.67     6.342      358        589      72.27
January 1, 2016...............      17       9,896,978.61    19.88      582,175.21     6.659      359        678      71.64
February 1, 2016..............      50      33,443,985.00    67.19      668,879.70     6.565      360        701      74.41
                                   ---     --------------   ------
   Total......................      72     $49,771,759.61   100.00%
                                   ===     ==============   ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
RANGE OF NUMBER OF MONTHS      NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
TO INITIAL RATE ADJUSTMENT      MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
DATE                             LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
--------------------------     --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
115 - 120.....................     72      $49,771,759.61     100.00%       691,274.44      6.520     359        688       72.44
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
MAXIMUM MORTGAGE RATE (%)        LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-------------------------      --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
10.125........................      2      $ 2,820,000.00       5.67%      1,410,000.00     5.125     358        727       70.58
10.875........................      2        1,110,000.00       2.23         555,000.00     5.875     359        704       76.80
11.000........................      3        1,652,378.80       3.32         550,792.93     6.000     359        658       78.57
11.125........................      6        3,420,648.00       6.87         570,108.00     6.125     359        669       67.18
11.250........................     12        7,186,352.00      14.44         598,862.67     6.250     359        690       70.50
11.375........................      5        3,324,050.00       6.68         664,810.00     6.375     360        731       71.91
11.500........................     12        9,336,732.00      18.76         778,061.00     6.500     359        664       69.78
11.625........................      3        3,020,000.00       6.07       1,006,666.67     6.625     360        685       76.94
11.750........................      7        4,495,450.23       9.03         642,207.18     6.750     360        673       73.20
11.875........................      8        6,369,625.00      12.80         796,203.13     6.875     360        680       72.74
12.000........................      2        1,376,000.00       2.76         688,000.00     7.000     360        740       80.00
12.125........................      1          768,000.00       1.54         768,000.00     7.125     360        665       80.00
12.250........................      4        1,834,623.58       3.69         458,655.90     7.250     360        757       80.00
12.375........................      2        1,250,000.00       2.51         625,000.00     7.375     359        672       65.91
12.500........................      1          506,900.00       1.02         506,900.00     7.500     360        739       79.99
12.875........................      1          748,000.00       1.50         748,000.00     7.875     360        699       80.00
13.000........................      1          553,000.00       1.11         553,000.00     8.000     360        645       70.00
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 3 mortgage loans was approximately 11.520% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
INITIAL PERIODIC RATE CAP (%)    LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-----------------------------  --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
5.000.........................     72      $49,771,759.61     100.00%       691,274.44      6.520     359        688       72.44
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
SUBSEQUENT PERIODIC             MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
RATE CAP (%)                     LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
----------------------------   --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
2.000.........................     72      $49,771,759.61     100.00%       691,274.44      6.520     359        688       72.44
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

                            MINIMUM MORTGAGE RATES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
MINIMUM MORTGAGE RATE (%)        LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
----------------------------   --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
2.250.........................     68      $47,803,134.61      96.04%       702,987.27      6.513     359        688       72.11
2.750.........................      4        1,968,625.00       3.96        492,156.25      6.700     359        691       80.50
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 3 mortgage loans was approximately 2.270% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
                                MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
INTEREST-ONLY PERIOD (MONTHS)    LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-----------------------------  --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
N/A...........................     8       $ 5,916,486.03      11.89%       739,560.75      6.498     360        702       72.63
120...........................     64       43,855,273.58      88.11        685,238.65      6.523     359        686       72.42
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                                          WEIGHTED  AVERAGE               AVERAGE
                                                               % OF                        AVERAGE REMAINING   WEIGHTED  ORIGINAL
                               NUMBER OF     AGGREGATE       MORTGAGE        AVERAGE       CURRENT  TERM TO    AVERAGE   LOAN-TO-
PREPAYMENT CHARGE               MORTGAGE PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE MORTGAGE  MATURITY FICO CREDIT   VALUE
PERIOD (MONTHS)                  LOANS      OUTSTANDING    LOAN GROUP 3   OUTSTANDING($)   RATE(%)  (MONTHS)    SCORE    RATIO(%)
-----------------------------  --------- ----------------- ------------ ----------------- -------- --------- ----------- --------
N/A...........................     38      $22,781,854.61      45.77%        599,522.49     6.564     359        694       70.98
12............................     24       20,278,355.00      40.74         844,931.46     6.484     360        677       73.97
36............................      8        5,157,550.00      10.36         644,693.75     6.397     360        700       72.67
60............................      2        1,554,000.00       3.12         777,000.00     6.753     359        704       73.24
                                  ---      --------------     ------
   Total......................     72      $49,771,759.61     100.00%
                                  ===      ==============     ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The Mortgage Pass-Through Certificates, Series 2006-HY3 will consist of the
(a) Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2 and Class A-R Certificates (all of which are together referred to as "SENIOR CERTIFICATES"), (b) the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as "SUBORDINATED CERTIFICATES") and (c) the Class P-1, Class P-2 and Class P-3 Certificates (all of which are together referred to as "CLASS P CERTIFICATES"). Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus (the "OFFERED CERTIFICATES").

When describing the certificates in this free writing prospectus, we use the following terms:

       DESIGNATION                                  CLASSES OF CERTIFICATES
       -----------                                  -----------------------
   Senior Certificates      Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class
                                                3-A-2 and Class A-R Certificates

Subordinated Certificates                       Class M and Class B Certificates

  Class B Certificates                   Class B-1, Class B-2, Class B-3, Class B-4 and
                                                     Class B-5 Certificates

  Class P Certificates                  Class P-1, Class P-2 and Class P-3 Certificates

  Offered Certificates         Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

  Private Certificates              Class P, Class B-3, Class B-4 and Class B-5 Certificates

The certificates are generally referred to as the following types:

          CLASS                                   TYPE
          -----                                   ----
Class 1-A-1 Certificates    Senior / Variable Pass-Through Rate/Super Senior
Class 1-A-2 Certificates       Senior / Variable Pass-Through Rate/Support
Class 2-A-1 Certificates    Senior / Variable Pass-Through Rate/Super Senior
Class 2-A-2 Certificates       Senior / Variable Pass-Through Rate/Support
Class 3-A-1 Certificates    Senior / Variable Pass-Through Rate/Super Senior
Class 3-A-2 Certificates       Senior / Variable Pass-Through Rate/Support
Class A-R Certificates        Senior / Variable Pass-Through Rate/Residual
Subordinated Certificates       Subordinate / Variable Pass-Through Rate

     The Class P-1, Class P-2, Class P-3, Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate Class Certificate Balance of approximately $234,543,100, and will evidence in the aggregate an initial beneficial ownership interest of approximately 92.05% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                          INITIAL BENEFICIAL
   CLASS OF SUBORDINATED CERTIFICATES     OWNERSHIP INTEREST
   ----------------------------------     ------------------
Class M................................          3.40%
Class B-1..............................          1.50%
Class B-2..............................          1.05%
Class B-3..............................          1.05%
Class B-4..............................          0.55%
Class B-5..............................          0.40%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal and

     -    the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

SENIOR CERTIFICATE GROUPS

     The Class 1-A-1 and Class 1-A-2 Certificates relate to loan group 1, the Class 2-A-1, Class 2-A-2 and Class A-R Certificates relate to loan group 2 and the Class 3-A-1 and Class 3-A-2 Certificates relate to loan group 3. The classes of senior certificates related to a particular loan group are referred to as a "SENIOR CERTIFICATE GROUP."

SUBORDINATED PORTIONS

     A portion of each loan group is related to the subordinated certificates. That portion (the "SUBORDINATED PORTION") for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) minus the aggregate Class Certificate Balance of the related senior certificate group immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          -    all payments on account of prepayment charges on the Mortgage
               Loans;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all Advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

          - to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the Trustee Fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)                   AMOUNT                   GENERAL PURPOSE               SOURCE (2)                FREQUENCY
---------------------   ------------------------------------   ----------------   ---------------------------------   -----------
FEES
Master Servicing Fee    One-twelfth of the Stated Principal    Compensation       Amounts on deposit in the                Monthly
/ Master Servicer       Balance of each Mortgage Loan                             Certificate Account representing
                        multiplied by the related Master                          payments of interest and
                        Servicing Fee Rate (3)                                    application of liquidation
                                                                                  proceeds with respect to that
                                                                                  Mortgage Loan

                        -    All late payment fees,            Compensation       Payments made by obligors with      Time to time
                             assumption fees and other                            respect to the Mortgage Loans
                             similar charges (excluding
                             prepayment charges)

                        -    All investment income             Compensation       Investment income related to the         Monthly
                             earned on amounts on deposit                         Certificate Account and the
                             in the Certificate Account and                       Distribution Account
                             Distribution Account

                        -    Excess Proceeds (4)               Compensation       Liquidation proceeds and            Time to time
                                                                                  Subsequent Recoveries

Trustee Fee (the        One-twelfth of the Trustee Fee Rate    Compensation       Amounts on deposit in the                Monthly
"TRUSTEE FEE") /        multiplied by the aggregate Stated                        Certificate Account or the
Trustee                 Principal Balance of the                                  Distribution Account
                        outstanding Mortgage Loans (5)

EXPENSES
Insured expenses /      Expenses incurred by the Master        Reimbursement of   To the extent the expenses are      Time to time
Master Servicer         Servicer                               Expenses           covered by an insurance policy
                                                                                  with respect to the Mortgage Loan

Servicing Advances /    To the extent of funds available,      Reimbursement of   With respect to each Mortgage       Time to time
Master Servicer         the amount of any Servicing Advances   Expenses           Loan, late recoveries of the
                                                                                  payments of the costs and
                                                                                  expenses, liquidation proceeds,
                                                                                  Subsequent Recoveries, purchase
                                                                                  proceeds or repurchase proceeds
                                                                                  for that Mortgage Loan (6)

Indemnification         Amounts for which the sellers, the     Indemnification    Amounts on deposit on the                Monthly
expenses / the          master servicer and depositor are                        Certificate Account.
sellers, the master     entitled to indemnification (7)
servicer and the
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.250% per annum prior to and including the initial Adjustment Date for that Mortgage Loan and 0.375% per annum after the initial Adjustment Date. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in the prospectus under "The Pooling and Servicing Agreement-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distribution Account. Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the related Record Date

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

     - to interest on each class of senior certificates in the related senior certificate group, pro rata, based on their respective interest distribution amounts;

     - to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to interest on and principal of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Transfer Payments;"

     - from remaining available funds from all of the loan groups to interest on and principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in this free writing prospectus; and

     - from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

"AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

     - all scheduled installments of interest (net of the related expense fees including any lender paid mortgage insurance premiums) and principal due on the Mortgage Loans in that loan group on the related Due Date and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

     - all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts, and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

     minus

     - amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

     plus

     - Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date;

     minus

     - Transfer Payments Made, plus interest thereon, from such loan group and Distribution Date.

INTEREST

     The classes of offered certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH rate").

     The pass-through rate for each class of senior certificates in a senior certificate group for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group. The pass-through rates for each class of senior certificates in loan group 1, loan group 2 and loan group 3 for the interest accrual period for the first Distribution Date are expected to be approximately 6.4234%, 6.5204% and 6.2571% per annum, respectively.

     The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to (1) the sum of the following for each loan group: the product of
(x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans and (y) the related Subordinated Portion immediately prior to that Distribution Date, divided by (2) the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.4315% per annum.

     With respect to any Distribution Date, the "ADJUSTED NET MORTGAGE RATE" for each Mortgage Loan and any Distribution Date is the Mortgage Rate thereof as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such Due Date) less the related Master Servicing Fee Rate, the trustee fee rate as provided in the pooling and servicing agreement and any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its Stated Principal Balance). The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any loan group and Distribution Date means the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such Due Date).

     Interest Entitlement. With respect to each Distribution Date, the interest accrual period for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance immediately prior to that Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date and

     - the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, deemed to be entitled to receive as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     With respect to any Distribution Date, a "NET PREPAYMENT INTEREST SHORTFALL" for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for such loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the applicable Prepayment Period occurring in the prior month is less than one month's interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on the Stated Principal Balance of the Mortgage Loan.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each such class of subordinated certificates, as applicable, would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the related Subordinated Portion relating to the applicable loan group for that Distribution Date; provided, however, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class would otherwise be entitled to receive on that Distribution Date.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement--Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

     A "DEBT SERVICE REDUCTION" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. On each Distribution Date, the Principal Amount for each loan group will be distributed as described above under "--Priority of Distributions Among the Certificates," first as principal with respect to the related classes of senior certificates in an amount up to the related Senior Principal Distribution Amount for such loan group and second as principal of the subordinated certificates in an amount up to the Subordinated Principal Distribution Amount.

     The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

     1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

     2. the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

     3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

     4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

     5. with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

     6. all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

     7. any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

     plus

     -    any Transfer Payments Received for such loan group and Distribution
          Date,

     minus

     -    any Transfer Payments Made for such loan group and Distribution Date.

     For any Distribution Date, the "PRINCIPAL PAYMENT AMOUNT" is equal to all amounts described in clauses 1. through 5. of the definition of Principal Amount and that Distribution Date.

TRANSFER PAYMENTS

     Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

     Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) (the "UNDERCOLLATERALIZED GROUP"), then the following will occur:

     - the Available Funds in each other loan group that is not an Undercollateralized Group (each, an "OVERCOLLATERALIZED GROUP") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

     - the portion of the Available Funds in respect of principal on the Mortgage Loans in each Overcollateralized Group, after distributions of principal to the senior certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

     Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date). If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the Class Certificate Balances of the related senior certificates.

     On each Distribution Date, the "TRANSFER PAYMENT" for the Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date). The Transfer Payment received by the Undercollateralized Group is referred to as a "TRANSFER PAYMENT RECEIVED." The Transfer Payment made by the Overcollateralized Group is referred to as a "TRANSFER PAYMENT MADE."

     All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

     Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     - with respect to loan group 1, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     -    with respect to loan group 2, in the following order of priority:

          1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          2. concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

     - with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     If on any Distribution Date the allocation to the classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     The capitalized terms used in this free writing prospectus have the following meanings:

     "PREPAYMENT PERIOD" means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2006) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     "DUE DATE" means, with respect to a Mortgage Loan, the date on which scheduled payments are due on the Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the month in which that Distribution Date occurs.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

     - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

          - the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

     - the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that loan group and that Distribution Date, and

     -    any Transfer Payments Received for that loan group and Distribution
          Date;

provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     The "LOAN GROUP PRINCIPAL BALANCE" with respect to any loan group equals the aggregate of the Stated Principal Balances of the Mortgage Loans in that loan group.

     The "SENIOR PERCENTAGE" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the prior month (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Class Certificate Balances of all remaining classes of certificates immediately prior to such Distribution Date.

     For any Distribution Date on and prior to the second Senior Termination Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.


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

     The "SENIOR PREPAYMENT PERCENTAGE" of any senior certificate group and Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

     The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the aggregate Stated Principal Balance of the Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group as of the cut-off date, or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

     - cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and


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

          - commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in February 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the related Subordinated Percentage and (y) after the Distribution Date in February 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the "TWO TIMES TEST"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

     The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

     The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such prior Due Date).

     If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Subordinated Principal Distribution Amount for the Subordinated Certificates. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of each Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "RESTRICTED CLASSES"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "APPLICABLE CREDIT SUPPORT PERCENTAGE" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.


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

     For any Distribution Date and any class of Subordinated Certificates, the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

     The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date, and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before such Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                          Beneficial
                          Interest in      Initial Credit    Original Applicable Credit
                        Issuing Entity   Enhancement Level       Support Percentage
                        --------------   -----------------   --------------------------
Senior Certificates..       92.05%             7.95%                     N/A
Class M..............        3.40%             4.55%                    7.95%
Class B-1............        1.50%             3.05%                    4.55%
Class B-2............        1.05%             2.00%                    3.05%
Class B-3............        1.05%             0.95%                    2.00%
Class B-4............        0.55%             0.40%                    0.95%
Class B-5............        0.40%             0.00%                    0.40%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any loan group and Distribution Date will equal the sum of:

     - the related Subordinated Percentage for that loan group of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

     - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date occurring in the prior month, and

     - the related Subordinated Prepayment Percentage for that loan group of the amounts described in clauses 6. and 7. of the definition of Principal Amount for that loan group and that Distribution Date minus

     -    any Transfer Payments Made for that loan group.

     On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In



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

addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

     On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated first to the subordinated certificates, in the reverse order of their priority of distributions, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero and second to the senior certificates of the related senior certificate group, pro rata, based upon their respective Class Certificate Balances, except that any Realized Losses that would otherwise be allocated to the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates will instead be allocated to the Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a higher distribution priority than each other class of subordinated certificates.

     Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. See "Credit Enhancement -- Subordination" in the prospectus.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.


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